================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 6, 2001
                                                          --------------

                          ACTIVE IQ TECHNOLOGIES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Minnesota                      0-27968                41-2004369
----------------------------          ------------         -------------------
(State or Other Jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)         Identification No.)


   601 Carlson Parkway, Suite 1500
       Minnetonka, Minnesota                                       55305
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (952) 449-5000
                                                          ----------------


          (Former Name or Former Address, if Changed Since Last Report)


================================================================================

Item 2. Acquisition or Disposition of Assets

On June 6, 2001, Active IQ Technologies, Inc. (Active IQ or the Company) entered into a stock purchase agreement with Red Wing Business Systems, Inc. and the shareholders of Red Wing Business Systems, Inc., whereby Active IQ would purchase 100% of the common stock of Red Wing Business Systems, Inc. (the Transaction). The aggregate consideration Active IQ paid for the common shares of Red Wing Business Systems Inc. was 400,000 shares of common stock of Active IQ and cash of $1,600,000 (Cash Consideration). The Cash Consideration is payable as follows: (a) $400,000 on June 6, 2001 (b) $400,000 six months from June 6, 2001 (c) $400,000 12 months from June 6, 2001 and (d) $400,000 18 months from June 6, 2001.

The acquisition was made pursuant to a Stock Purchase Agreement dated June 6, 2001 between Red Wing Business Systems, Inc., all the shareholders of Red Wing Business Systems, Inc. and the Company.

The Company filed a current report on Form 8-K on June 15, 2001 to announce the Stock Purchase Agreement. The Company is filing this amendment No. 1 on Form 8-K/A to Form 8-K to include financial statements and pro forma financial information required by Item 7 of Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(a)      Financial Statements of Business Acquired

Report of Independent Public Accountants                                                              F-1

1.       Balance Sheets as of December 31, 2000 and 1999                                              F-2

2.       Statements of Operations for the years ended December 31, 2000 and 1999                      F-3

3.       Statements of Stockholders' Deficit for the years ended December 31, 2000 and 1999           F-4

4.       Statements of Cash Flows for the years ended December 31, 2000 and 1999                      F-5

5.       Notes to Financial Statements                                                                F-6 to F-10

6.       Balance Sheet as of March 31, 2001 (unaudited)                                               F-11

7.       Statements of Operations for the three months ended March 31, 2001 and 2000 (unaudited)      F-12

8.       Statements of Stockholders' Deficit for the three months ended March 31, 2001 (unaudited)    F-13

9.       Statements of Cash Flows for the three months ended March 31, 2001 and 2000 (unaudited)      F-14

10.      Notes to Financial Statements (unaudited)                                                    F-15 and F-16

(b)      Pro Forma Financial Information

1.       Unaudited Pro Forma Combined Financial Information                                           F-17

2.       Unaudited Pro Forma Combined Balance Sheet as of March 31, 2001                              F-18

3.       Unaudited Pro Forma Combined Statements of Operations
         For the year ended December 31, 2000                                                         F-19
         For the three months ended March 31, 2001                                                    F-20

4.       Notes to Unaudited Pro Forma Combined Financial Information                                  F-21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Red Wing Business Systems, Inc.:

We have audited the accompanying balance sheets of Red Wing Business Systems, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Wing Business Systems, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                       /s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota
July 26, 2001

                         RED WING BUSINESS SYSTEMS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                                                2000                  1999
                                                                        -------------------   ------------------
                                              ASSETS
CURRENT ASSETS:
  Cash                                                                  $                0    $           16,804
  Accounts receivable, net                                                         113,884               186,786
  Inventories                                                                       61,854                93,409
  Other current assets                                                              18,880                15,760
                                                                        ------------------    ------------------
    Total current assets                                                           194,618               312,759
                                                                        ------------------    ------------------

PROPERTY AND EQUIPMENT, NET                                                         58,379                71,454
                                                                        ------------------    ------------------

OTHER ASSETS:
  Cash value of life insurance                                                      34,570                30,652
  Software development costs, net                                                  409,280               509,401
                                                                        ------------------    ------------------
    Total other assets                                                             443,850               540,053
                                                                        ------------------    ------------------

                                                                        $          696,847    $          924,266
                                                                        ==================    ==================

                              LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Checks written in excess of cash in bank                              $           23,160    $                0
  Line of credit - bank                                                            105,000               159,038
  Current portion of long-term debt                                                 34,713                     0
  Current portion of notes payable - stockholders                                   25,696                23,609
  Accounts payable                                                                 186,422               190,417
  Accrued payroll and related taxes                                                 29,108                55,561
  Accrued vacation                                                                  77,366                70,284
  Deferred revenue                                                                 799,222               694,061
  Other current liabilities                                                         78,397                56,799
                                                                        ------------------    ------------------
    Total current liabilities                                                    1,359,084             1,249,769

LONG-TERM DEBT, NET OF CURRENT PORTION                                             157,826                     0
NOTES PAYABLE - STOCKHOLDERS, NET OF CURRENT PORTION                               130,741               156,437
                                                                        ------------------    ------------------
  Total liabilities                                                              1,647,651             1,406,206
                                                                        ------------------    ------------------

STOCKHOLDERS' DEFICIT:
  Common stock, no par value, 1,000,000 shares authorized,
   87,206 shares issued and outstanding                                            153,136               153,136
  Accumulated deficit                                                           (1,103,940)             (635,076)
                                                                        ------------------    ------------------
    Total stockholders' deficit                                                   (950,804)             (481,940)
                                                                        ------------------    ------------------

                                                                        $          696,847    $          924,266
                                                                        ==================    ==================



                See accompanying notes to financial statements.

                         RED WING BUSINESS SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                        2000                                  1999
                                                       ------------------------------------  -------------------------------------
                                                             Amount             Percent            Amount             Percent
                                                       ------------------   --------------  --------------------  ---------------
REVENUES:
  Software and license fees, net                       $          751,001             31.3   $         1,300,690             47.4
  Maintenance, consulting and other                             1,646,463             68.7             1,443,198             52.6
                                                       ------------------   --------------  --------------------  ---------------
    Total revenues, net                                         2,397,464            100.0             2,743,888            100.0
                                                       ------------------   --------------  --------------------  ---------------

OPERATING EXPENSES:
  Selling, general and administrative                           2,400,418            100.1             2,360,978             86.1
  Research and development                                        208,682              8.7                41,446              1.5
  Amortization of software development costs                      192,524              8.1               282,228             10.3
  Depreciation                                                     33,613              1.4                39,429              1.4
                                                       ------------------   --------------  --------------------  ---------------
   Total operating expenses                                     2,835,237            118.3             2,724,081             99.3
                                                       ------------------   --------------  --------------------  ---------------

INCOME (LOSS) FROM OPERATIONS                                    (437,773)           (18.3)               19,807              0.7
                                                       ------------------   --------------  --------------------  ---------------

OTHER INCOME (EXPENSE):
  Interest expense                                                (31,091)            (1.3)              (35,247)            (1.3)
                                                       ------------------   --------------  --------------------  ---------------
    Total other income (expense)                                  (31,091)            (1.3)              (35,247)            (1.3)
                                                       ------------------   --------------  --------------------  ---------------

NET LOSS BEFORE INCOME TAXES                                     (468,864)           (19.6)              (15,440)            (0.6)

PROVISION FOR INCOME TAXES                                              0              0.0                     0              0.0
                                                       ------------------   --------------  --------------------  ---------------

NET LOSS                                               $         (468,864)           (19.6)  $           (15,440)            (0.6)
                                                       ==================   ==============  ====================  ===============


                 See accompanying notes to financial statements.

                         RED WING BUSINESS SYSTEMS, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                              Common Stock
                                                    ---------------------------------        Accumulated
                                                       Shares            Amount                Deficit               Total
                                                    -------------  ------------------    -------------------  -----------------
BALANCE - DECEMBER 31, 1998                               87,206      $    153,136         $     (619,636)     $    (466,500)

  Net loss                                                    --                --                (15,440)           (15,440)
                                                    ------------      ------------         --------------      -------------

BALANCE - DECEMBER 31, 1999                               87,206           153,136               (635,076)          (481,940)

  Net loss                                                    --                --               (468,864)          (468,864)
                                                    ------------      ------------         --------------      -------------

BALANCE - DECEMBER 31, 2000                               87,206      $    153,136         $   (1,103,940)     $    (950,804)
                                                    ============      ============         ==============      =============


                See accompanying notes to financial statements.

                         RED WING BUSINESS SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                                 2000                  1999
                                                                                           ----------------      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                 $      (468,864)      $       (15,440)
  Adjustments to reconcile net loss to
  cash flows from operating activities:
   Amortization of software development costs                                                      192,524               282,228
   Depreciation                                                                                     33,613                39,429
    Changes in operating assets and liabilities:
     Accounts receivable, net                                                                       72,902               (57,945)
     Inventories                                                                                    31,555               (18,909)
     Other current assets                                                                           (3,120)              (15,760)
     Cash value of life insurance                                                                   (3,918)                 (856)
     Checks written in excess of cash in bank                                                       23,160                     0
     Accounts payable                                                                               (3,995)              (17,980)
     Accrued payroll and related taxes                                                             (26,453)               (8,574)
     Accrued vacation                                                                                7,082                19,256
     Deferred revenue                                                                              105,161               172,312
     Other current liabilities                                                                      21,598                 4,119
                                                                                           ---------------       ---------------
      Cash flows from operating activities                                                         (18,755)              381,880
                                                                                           ---------------       ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                              (20,538)              (15,709)
  Payments for software development costs                                                          (92,403)             (172,683)
                                                                                           ---------------       ---------------
      Cash flows from investing activities                                                        (112,941)             (188,392)
                                                                                           ---------------       ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments on line of credit - bank                                                          (54,038)             (377,429)
  Proceeds from long-term debt                                                                     205,500                     0
  Payments on long-term debt                                                                       (12,961)                    0
  Proceeds from notes payable - stockholders                                                             0               200,000
  Payments on notes payable - stockholders                                                         (23,609)              (38,854)
                                                                                           ---------------       ---------------
      Cash flows from financing activities                                                         114,892              (216,283)
                                                                                           ---------------       ---------------

DECREASE IN CASH                                                                                   (16,804)              (22,795)

CASH, BEGINNING OF YEAR                                                                             16,804                39,599
                                                                                           ---------------       ---------------

CASH, END OF YEAR                                                                          $             0       $        16,804
                                                                                           ===============       ===============


SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash paid for interest                                                                   $        31,091   $            35,247
  Cash paid for income taxes                                                               $             0   $                 0


                 See accompanying notes to financial statements.

                         RED WING BUSINESS SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


(1)      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - Red Wing Business Systems, Inc. (the Company) was incorporated in Minnesota in June 1979. The Company develops and services accounting and financial management software for agricultural and business customers throughout the United States.

ACCOUNTS RECEIVABLE - Accounts receivable have been reduced by an allowance for uncollectible accounts of $42,000 and $45,000 at December 31, 2000 and 1999. The Company considers all accounts receivable in excess of the allowance to be fully collectible. If accounts receivable in excess of the provided allowance are determined uncollectible, they are charged to operations in the year that determination is made. The Company extends unsecured credit to customers in the normal course of business.

INVENTORIES - Inventories consist principally of manuals for the various software modules, stocked software, brochures and marketing materials. Inventory is recorded at the lower of cost (first-in, first-out) or market.

DEPRECIATION - Property and equipment are recorded at cost. Depreciation is provided for using accelerated methods over estimated useful lives of five to seven years. Maintenance, repairs and minor renewals are expensed when incurred.

REVENUE RECOGNITION - Product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable and collection of the resulting receivable is deemed probable. Revenue from services is recognized when the service is provided. Maintenance revenue is recognized ratably over the contract period. Deferred revenue represents payment received for maintenance contracts. Provisions are recorded for returns.

SOFTWARE DEVELOPMENT COSTS - Statement of Financial Accounting Standards (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be expensed as incurred until technological feasibility is established. Software development costs incurred subsequent to establishing technological feasibility are capitalized and amortized over their estimated useful lives. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. The Company capitalized $92,403 and $172,683 of software development costs during the years ended December 31, 2000 and 1999. In addition, the Company expensed certain software and development costs as research and development since such costs were incurred during the preliminary project stage.

INCOME TAXES - The Company accounts for income taxes using the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences between financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance to the extent that realization is not assured.

ADVERTISING COSTS - Advertising costs are charged to expense as incurred. Advertising expense for the years ended December 31, 2000 and 1999 was $31,205 and $18,034.

                         RED WING BUSINESS SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2000 AND 1999


MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DERIVATIVES - On January 1, 1999, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards requiring that ever derivative instrument, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet at fair value. As the Company does not currently engage or plan to engage in derivative or hedging activities, the adoption of SFAS No. 133 had no impact to the Company's results of operations, financial position or cash flows.

(2)      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

                                                                                 2000         1999
                                                                              ----------   -----------
Office furniture                                                              $   74,852   $    73,910
Office equipment                                                                 356,622       337,026
Automobile                                                                        21,758        21,758
                                                                              ----------   -----------

Total                                                                            453,232       432,694
Less:  Accumulated depreciation                                                 (394,853)     (361,240)
                                                                              ----------   -----------
    Property and equipment, net                                               $   58,379   $    71,454
                                                                              ==========   ===========


(3)      LINE OF CREDIT - BANK

The Company has a $175,000 revolving line of credit with Signal Bank South National Association, which expires May 2002. Borrowings under the revolving line of credit bear interest at prime plus 1% (10.5% at December 31, 2000) and are secured by substantially all of the assets of the Company. Outstanding borrowings were $105,000 and $159,038 at December 31, 2000 and 1999. The revolving line of credit was paid in full on July 11, 2001 after the Company merged with Active IQ Technologies, Inc. (see Note 9).

(4)      NOTES PAYABLE - STOCKHOLDERS

Three of the Company's stockholders, two of which are also officers of the Company, have advanced funds to the Company. The notes are unsecured, bear interest at 8.5%, are subordinated to bank debt and require monthly interest and principal payments of $3,167 through January 2006. Interest expense on these advances was $15,226 and $15,844 for the years ended December 31, 2000 and 1999. Notes outstanding were $156,437 and $180,046 at December 31, 2000 and 1999. Future maturities of notes payable - stockholders for the years ending December 31, 2001 through 2006 are $25,696, $27,968, $30,439, $33,110, $36,079 and
$3,145.

                         RED WING BUSINESS SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2000 AND 1999


(5)      LONG-TERM DEBT

During 2000, the Company entered into a $205,500 note with Signal Bank National Association. The note requires monthly installments of $4,367, including interest at prime plus .5% (10% at December 31, 2000) and is due December 2005. The note is secured by substantially all of the assets of the Company and the personal guarantees of two stockholders. Outstanding borrowings were $192,539 at December 31, 2000.

Future maturities of long-term debt are as follows for the years ending December 31:

2001                                                    $    34,713
2002                                                         38,347
2003                                                         42,363
2004                                                         46,799
2005                                                         30,317
                                                        -----------
    Total                                               $   192,539
                                                        ===========

(6)      INCOME TAXES

Deferred income tax assets and liabilities are recognized for the temporary differences between the financial statement and income tax reporting basis of assets and liabilities based on currently enacted rates and laws. These principal temporary differences include net capitalized software costs, allowance for doubtful accounts, accrued vacation and deferred revenue. As of December 31, 2000, the Company had federal and state net operating loss carryforwards of approximately $10,000 and $33,000, which if not used, will begin to expire in 2016 and research and development credit carryforwards of approximately $112,000, which if not used, will begin to expire in 2016. Future changes in the ownership of the Company may place limitations on the use of these net operating loss and credit carryforwards. The Company has recorded a valuation allowance against the net deferred tax asset of $265,000 and $195,000 at December 31, 2000 and 1999 due to the uncertainty of realizing the related benefit.

(7)      RETIREMENT PLAN

The Company has a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. The Company must make a matching contribution of 25% of the first 8% of employees' contributions. Company contributions were $13,603 and $15,215 for the years ended December 31, 2000 and 1999.

(8)      COMMITMENTS AND CONTINGENCIES

RELATED PARTY LEASE - The Company leases space for its office facility from a company majority owned by two of the Company's stockholders under a lease expiring September 2008 with an option to extend for an additional five years. Base rents are $6,565 a month and the Company is required to pay its prorata share of real estate taxes and operating expenses.

                         RED WING BUSINESS SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2000 AND 1999


EQUIPMENT LEASE - The Company also leases certain office equipment for $175 per month under a lease expiring April 2006.

Total rent expense was $80,180 and $78,780 for the years ended December 31, 2000 and 1999.

Future minimum rental payments are as follows for the years ending December 31:


2001                                                            $   80,880
2002                                                                80,880
2003                                                                80,880
2004                                                                80,880
2005                                                                80,880
Thereafter                                                         217,345
                                                                ----------
    Total                                                       $  621,745
                                                                ==========


LEGAL PROCEEDINGS - The Company is involved in legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, management believes that there is no pending legal proceedings against or involving the Company for which the outcome is likely to have a material adverse effect upon the Company's financial position or results of operations.

CONCENTRATION OF CREDIT RISK - The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

ROYALTY AGREEMENTS - The Company entered into an agreement with another company for an OEM license. Under the agreement, royalties are payable based on the greater of 25% of the invoice price (net of returns) or $50 per module on initial licenses and $25 per module on upgrades for all products distributed by the Company using the license. In addition, the agreement requires royalties based on various percentages for sales of product suites and 50% of all revenue generated from the sale of certain developer kits with a minimum royalty of $1,000 for each developer kit. The Company is also required to pay $5,000 per product module licensed annually. The Company may terminate the agreement at any time upon six months written notice.

The Company entered into an agreement with another company for the distribution of certain cow/calf products. Under this agreement, royalties are payable based on 30% of the invoice price with a minimum monthly payment of $1,000. The agreement is renewable annually.

Total royalty expense was $95,641 and $145,795 for the years ended December 31, 2000 and 1999.

BUY-SELL AGREEMENT - The Company and its stockholders have entered into a buy-sell agreement that restricts the ability to dispose of or transfer their shares of stock. In the event of death, employment termination, insolvency or other event as outlined in the agreement, the Company may or must purchase the departed stockholder's shares of stock depending on provisions in the agreement. The purchase price of the stock and how it is paid will vary depending upon the agreement. During March 2001, the Company redeemed 22,222 shares of common stock for a total of $500,000 using life insurance proceeds.

                         RED WING BUSINESS SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2000 AND 1999


(9)        SUBSEQUENT EVENT

MERGER - On June 6, 2001, the Company merged with and into Active IQ Technologies, Inc. (Active IQ). Pursuant to the merger, the Company entered into eighteen-month employment agreements with three of its officers. The agreements require annual compensation as defined in the agreements. The agreements automatically renew for six-month terms unless either party terminates the agreement. The agreements require the Company to pay the officers' salaries as defined in the agreements if the Company terminates the agreements without cause. The agreements restrict the employees from competing with the Company as defined in the agreements.

                         RED WING BUSINESS SYSTEMS, INC.
                                  BALANCE SHEET

                                                                                                              MARCH 31,
                                                                                                                2001
                                                                                                            ------------
                                                  ASSETS                                                     (unaudited)
CURRENT ASSETS:
  Cash                                                                                                      $     13,776
  Accounts receivable, net                                                                                        74,584
  Inventories                                                                                                     67,843
  Other current assets                                                                                            14,641
                                                                                                            ------------
    Total current assets                                                                                         170,844
                                                                                                            ------------

PROPERTY AND EQUIPMENT, NET                                                                                       56,307
                                                                                                            ------------

OTHER ASSETS:
  Cash value of life insurance                                                                                    18,441
  Software development costs, net                                                                                371,530
                                                                                                            ------------
    Total other assets                                                                                           389,971
                                                                                                            ------------

                                                                                                            $    617,122
                                                                                                            ============

                                   LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of long-term debt                                                                         $     34,713
  Current portion of notes payable - stockholders                                                                 25,696
  Accounts payable                                                                                               153,534
  Accrued payroll and related taxes                                                                               28,706
  Accrued vacation                                                                                                77,366
  Deferred revenue                                                                                               901,246
  Other current liabilities                                                                                       73,351
                                                                                                            ------------

    Total current liabilities                                                                                  1,294,612

LONG-TERM DEBT, NET OF CURRENT PORTION                                                                           150,346
NOTES PAYABLE - STOCKHOLDERS, NET OF CURRENT PORTION                                                             124,519
                                                                                                            ------------
  Total liabilities                                                                                            1,569,477

STOCKHOLDERS' DEFICIT:
  Common stock, no par value, 1,000,000 shares authorized,
   64,984 shares issued and outstanding                                                                          140,924
  Accumulated deficit                                                                                         (1,093,279)
                                                                                                            ------------

    Total stockholders' deficit                                                                                 (952,355)
                                                                                                            ------------

                                                                                                            $    617,122
                                                                                                            ============


            See accompanying notes to condensed financial statements.

                         RED WING BUSINESS SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS


                                                                                 THREE MONTHS ENDED
                                                                        -------------------------------------
                                                                            MARCH 31,             MARCH 31,
                                                                              2001                   2000
                                                                        ---------------        --------------
                                                                          (UNAUDITED)            (UNAUDITED)
REVENUES:
  Software and license fees, net                                        $       203,900        $      226,068
  Maintenance, consulting and other                                             461,242               384,458
                                                                        ---------------        --------------
    Total revenues, net                                                         665,142               610,526
                                                                        ---------------        --------------

OPERATING EXPENSES:
  Selling, general and administrative                                           585,173               671,834
  Research and development                                                       26,196                32,557
  Amortization of software development costs                                     37,750                39,581
  Depreciation                                                                    8,611                10,680
                                                                        ---------------        --------------
   Total operating expenses                                                     657,730               754,652
                                                                        ---------------        --------------

INCOME (LOSS) FROM OPERATIONS                                                     7,412              (144,126)
                                                                        ---------------        --------------

OTHER INCOME (EXPENSE):
  Miscellaneous income                                                          500,000                     0
  Interest expense                                                               (8,963)               (5,897)
                                                                        ---------------        --------------
    Total other income (expense)                                                491,037                (5,897)
                                                                        ---------------        --------------

NET INCOME (LOSS) BEFORE INCOME TAXES                                           498,449              (150,023)

PROVISION FOR INCOME TAXES                                                            0                     0
                                                                        ---------------        --------------

NET INCOME (LOSS)                                                       $       498,449        $     (150,023)
                                                                        ===============        ==============


            See accompanying notes to condensed financial statements.

                         RED WING BUSINESS SYSTEMS, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001

                                                                       Common Stock
                                                              -----------------------------     Accumulated
                                                                  Shares         Amount           Deficit                Total
                                                              -------------  --------------  -----------------     ---------------

BALANCE - DECEMBER 31, 2000                                         87,206   $     153,136     $   (1,103,940)      $     (950,804)

  Redemption of common stock (unaudited)                           (22,222)        (12,212)          (487,788)            (500,000)

  Net income (unaudited)                                                --              --            498,449              498,449

                                                              ------------   -------------     --------------       --------------
BALANCE - MARCH 31, 2001 (UNAUDITED)                                64,984   $     140,924     $   (1,093,279)      $     (952,355)
                                                              ============   =============     ==============       ==============


            See accompanying notes to condensed financial statements.

                         RED WING BUSINESS SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                            THREE MONTHS ENDED
                                                                                  ------------------------------------
                                                                                     MARCH 31,             MARCH 31,
                                                                                       2001                  2000
                                                                                  --------------       ---------------
                                                                                    (UNAUDITED)          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                               $      498,449       $     (150,023)
  Adjustments to reconcile net income (loss) to
  cash flows from operating activities:
   Amortization of software development costs                                              37,750              39,581
   Depreciation                                                                             8,611              10,680
    Changes in operating assets and liabilities:
     Accounts receivable, net                                                              39,300              82,097
     Inventories                                                                           (5,989)             17,724
     Other current assets                                                                   4,239               8,234
     Cash value of life insurance                                                          16,129                   0
     Checks written in excess of cash in bank                                             (23,160)                  0
     Accounts payable                                                                     (32,888)            (75,588)
     Accrued payroll and related taxes                                                       (402)             52,806
     Deferred revenue                                                                     102,024             177,949
     Other current liabilities                                                             (5,046)              4,274
                                                                                  ---------------      --------------
      Cash flows from operating activities                                                639,017             167,734
                                                                                  ---------------      --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                      (6,539)             (9,796)
  Payments for software development costs                                                       0              (8,230)
                                                                                  ---------------      --------------
      Cash flows from investing activities                                                 (6,539)            (18,026)
                                                                                  ---------------      --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments on line of credit - bank                                                (105,000)           (159,038)
  Payments on long-term debt                                                               (7,480)                  0
  Payments on notes payable - stockholders                                                 (6,222)             (5,716)
  Redemption of common stock                                                             (500,000)                  0
                                                                                  ---------------      --------------
      Cash flows from financing activities                                               (618,702)           (164,754)
                                                                                  ---------------      --------------

INCREASE (DECREASE) IN CASH                                                                13,776             (15,046)

CASH, BEGINNING OF PERIOD                                                                       0              16,804
                                                                                  ---------------      --------------

CASH, END OF PERIOD                                                               $        13,776      $        1,758
                                                                                  ===============      ==============


SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash paid for interest                                                          $         8,963      $        5,897
  Cash paid for income taxes                                                      $             0      $            0



            See accompanying notes to condensed financial statements.

                         RED WING BUSINESS SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2001


(1)      BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been consolidated or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading.

In the opinion of management, the unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position and results of operations. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or of the results for any future periods.

In preparation of the Company's financial statements, management is required to make estimates and assumptions that affect reported amounts of assets and liabilities and related revenues and expenses. Actual results could differ from the estimates used by management.

(2)      REVENUE RECOGNITION

Product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable and collection of the resulting receivable is deemed probable. Revenue from services is recognized when the service is provided. Maintenance revenue is recognized ratably over the contract period. Deferred revenue represents payment received for maintenance contracts. Provisions are recorded for returns.

(3)      SOFTWARE DEVELOPMENT COSTS

Statement of Financial Accounting Standards (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be expensed as incurred until technological feasibility is established. Software development costs incurred subsequent to establishing technological feasibility are capitalized and amortized over their estimated useful lives. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. The Company did not capitalize any software development costs during the three months ended March 31, 2001 and 2000. The Company expensed software and development costs as research and development since such costs were incurred during the preliminary project stage.

(4)      MISCELLANEOUS INCOME

The amount recorded as miscellaneous income represents the face value of life insurance the Company received on an insurance policy. The Company owned the insurance policy and the insured was a former shareholder. The proceeds of $500,000 are not be subject to regular income tax.

                         RED WING BUSINESS SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                 MARCH 31, 2001


(5)        SUBSEQUENT EVENT

MERGER - On June 6, 2001, the Company merged with and into Active IQ Technologies, Inc. (Active IQ). Pursuant to the merger, the Company entered into eighteen-month employment agreements with three of its officers. The agreements require annual compensation as defined in the agreements. The agreements automatically renew for six-month terms unless either party terminates the agreement. The agreements require the Company to pay the officers' salaries as defined in the agreements if the Company terminates the agreements without cause. The agreements restrict the employees from competing with the Company as defined in the agreements.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION




On June 6, 2001, Active IQ Technologies, Inc. (Active IQ or the Company) entered into a stock purchase agreement with Red Wing Business Systems, Inc. and the shareholders of Red Wing Business Systems, Inc., whereby Active IQ would purchase 100% of the common stock of Red Wing Business Systems, Inc. (the Transaction). The aggregate consideration Active IQ paid for the common shares of Red Wing Business Systems Inc. was 400,000 shares of common stock of Active IQ and cash of $1,600,000 (Cash Consideration). The Cash Consideration is payable as follows: (a) $400,000 on June 6, 2001 (b) $400,000 six months from June 6, 2001 (c) $400,000 12 months from June 6, 2001 and (d) $400,000 18 months from June 6, 2001. The unaudited pro forma balance sheet set forth below gives effect to the Transaction as if it had been consummated on March 31, 2001. The unaudited pro forma statements of operations give effect to the Transaction as if it occurred on January 1, 2000.

The pro forma adjustments reflecting the consummation of the Transaction are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. This pro forma information should be read in conjunction with the audited and unaudited financial statements and notes that are included in this document.

The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies.

These pro forma financial statements do not purport to present results, which would actually have been obtained if the Transaction had been in effect during the period covered, or any future results which may in fact be realized. For purposes of preparing Active IQ's financial statements, Active IQ will establish a new basis for Red Wing Business Systems, Inc.'s assets and liabilities based upon the fair values thereof. A final determination of the fair value of assets and liabilities, has not been yet made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. Active IQ will undertake a study to determine the fair values of assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. In addition, a study on the effect of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and SFAS No, 142, "Goodwill and Other Intangible Assets" will be required.

                  ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 2001

                                                             ACTIVE IQ       RED WING
                                                            TECHNOLOGIES,    BUSINESS
                                                                INC.       SYSTEMS, INC.
                                                             HISTORICAL      HISTORICAL       PURCHASE            PRO FORMA
                                                           MARCH 31, 2001  MARCH 31, 2001    ADJUSTMENTS           COMBINED
                                                           --------------  --------------  --------------        ------------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                  $  1,132,084   $      13,776   $   (400,000)(A)    $    745,860
  Accounts receivable - trade, net                                  7,134          74,584                             81,718
  Inventories                                                           0          67,843                             67,843
  Other current assets                                             73,193          14,641                             87,834
                                                             ------------  -------------   ------------         ------------
    Total current assets                                        1,212,411         170,844       (400,000)            983,255
                                                             ------------   -------------   ------------        ------------

PROPERTY AND EQUIPMENT, NET                                       582,274          56,307              0             638,581
                                                             ------------   -------------   ------------        ------------

OTHER ASSETS:
  Cash value of life insurance                                          0          18,441                             18,441
  Software development costs, net                                       0         371,530                            371,530
  Prepaid royalties                                               500,001               0                            500,001
  Other assets, net                                               233,001               0                            233,001
  Goodwill and other intangibles, net                           1,166,752               0      4,430,355 (A)       5,597,107
                                                             ------------   -------------   ------------        ------------
    Total other assets                                          1,899,754         389,971      4,430,355           6,720,080
                                                             ------------   -------------   ------------        ------------

                                                             $  3,694,439   $     617,122   $  4,030,355        $  8,341,916
                                                             ============   =============   ============        ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Line of credit - bank                                      $     95,350   $           0   $                   $     95,350
  Current portion of long-term debt                                     0          34,713                             34,713
  Current portion of notes payable - stockholders                       0          25,696                             25,696
  Current portion of capital lease obligations                     24,154               0                             24,154
  Current portion of note payable -                                                                                        0
  Red Wing Business Systems, Inc. stockholders                                          0        800,000 (A)         800,000
  Accounts payable                                                320,616         153,534                            474,150
  Accrued payroll and related taxes                                     0          28,706                             28,706
  Accrued vacation                                                      0          77,366                             77,366
  Deferred revenue                                                306,000         901,246                          1,207,246
  Other current liabilities                                        62,596          73,351        100,000 (B)         235,947
                                                             ------------   -------------   ------------        ------------
    Total current liabilities                                     808,716       1,294,612        900,000           3,003,328

LONG-TERM DEBT, NET OF CURRENT PORTION                                  0         150,346                            150,346
NOTES PAYABLE - STOCKHOLDERS, NET OF CURRENT PORTION                    0         124,519                            124,519
CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION                  54,822               0                             54,822
NOTE PAYABLE - RED WING BUSINESS SYSTEMS, INC. STOCKHOLDERS                             0        400,000 (A)         400,000
                                                             ------------   -------------   ------------        ------------
    Total liabilities                                             863,538       1,569,477      1,300,000           3,733,015
                                                             ------------   -------------   ------------        ------------

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock                                                     49,609         140,924       (140,924)(A)          53,609
                                                                                                   4,000 (A)
  Additional paid-in capital                                    7,654,989               0      1,774,000 (A)       9,428,989
  Stock subscription receivable                                  (312,500)              0                           (312,500)
  Deferred compensation                                          (140,913)              0                           (140,913)
  Warrants                                                        170,881               0                            170,881
  Accumulated deficit                                          (4,591,165)     (1,093,279)     1,093,279 (A)      (4,591,165)
                                                             ------------   -------------   ------------        ------------
    Total stockholders' equity (deficit)                        2,830,901        (952,355)     2,730,355           4,608,901
                                                             ------------   -------------   ------------        ------------

                                                             $  3,694,439   $     617,122   $  4,030,355        $  8,341,916
                                                             ============   =============   ============        ============


       See accompanying notes to combined pro forma financial statements.

                  ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                              ACTIVE IQ          RED WING
                                                            TECHNOLOGIES,        BUSINESS
                                                                 INC.          SYSTEMS, INC.    PRO FORMA
                                                              HISTORICAL        HISTORICAL       PURCHASE          PRO FORMA
                                                          DECEMBER 31, 2000  DECEMBER 31, 2000  ADJUSTMENTS        COMBINED
                                                          -----------------  ----------------- -------------    ---------------
REVENUES:
  Software and license fees, net                           $                 $       751,001   $           0     $      751,001
  Maintenance, consulting and other                                      0         1,646,463               0          1,646,463
                                                           ---------------   ---------------   -------------     --------------
    Total revenues, net                                                  0         2,397,464               0          2,397,464
                                                           ---------------   ---------------   -------------     --------------

OPERATING EXPENSES:
  Selling, general and administrative                            1,978,697         2,400,418               0          4,379,115
  Depreciation and amortization                                    112,544           226,137       2,215,178(C)       2,553,859
  Product development                                              609,344           208,682               0            818,026
  Loss on disposal of assets                                       105,360                 0               0            105,360
                                                           ---------------   ---------------   -------------     --------------
    Total operating expenses                                     2,805,945         2,835,237       2,215,178          7,856,360
                                                           ---------------   ---------------   -------------     --------------

INCOME (LOSS) FROM OPERATIONS                                   (2,805,945)         (437,773)     (2,215,178)        (5,458,896)
                                                           ---------------   ---------------   -------------     --------------

OTHER INCOME (EXPENSE):
  Other income                                                       7,500                 0               0              7,500
  Interest expense                                                 (41,974)          (31,091)              0            (73,065)
                                                           ---------------   ---------------   -------------     --------------
    Total other expense                                            (34,474)          (31,091)              0            (65,565)
                                                           ---------------   ---------------   -------------     --------------

NET LOSS BEFORE INCOME TAXES                                    (2,840,419)         (468,864)     (2,215,178)        (5,524,461)

PROVISION FOR INCOME TAXES                                               0                 0               0                  0
                                                           ---------------   ---------------   -------------     --------------

NET LOSS                                                   $    (2,840,419)  $      (468,864)  $  (2,215,178)    $   (5,524,461)
                                                           ===============   ===============   =============     ==============

BASIC AND DILUTED LOSS PER COMMON SHARE                    $         (1.65)                                      $        (2.61)
                                                           ===============                                       ==============

BASIC AND DILUTED WEIGHTED AVERAGE OUTSTANDING
  SHARES                                                         1,717,731                           400,000(D)       2,117,731
                                                           ===============                     =============     ==============

                  ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001



                                                          ACTIVE IQ          RED WING
                                                        TECHNOLOGIES,        BUSINESS
                                                             INC.          SYSTEMS, INC.    PRO FORMA
                                                          HISTORICAL        HISTORICAL       PURCHASE            PRO FORMA
                                                        MARCH 31, 2001    MARCH 31, 2001    ADJUSTMENTS           COMBINED
                                                       ----------------  ----------------   -----------        --------------
REVENUES:
  Software and license fees, net                       $              0   $       203,900   $        0         $      203,900
  Maintenance, consulting and other                              35,311           461,242            0                496,553
                                                       ----------------   ---------------   ----------         --------------
    Total revenues, net                                          35,311           665,142            0                700,453
                                                       ----------------   ---------------   ----------         --------------

OPERATING EXPENSES:
  Selling, general and administrative                           782,311           585,174             0             1,367,485
  Depreciation and amortization                                 188,984            46,360       553,794(C)            789,138
  Product development                                           198,195            26,196             0               224,391
                                                       ----------------   ---------------   -----------        --------------
    Total operating expenses                                  1,169,490           657,730       553,794             2,381,014
                                                       ----------------   ---------------   -----------        --------------

INCOME (LOSS) FROM OPERATIONS                                (1,134,179)            7,412      (553,794)           (1,680,561)
                                                       ----------------   ---------------   -----------        --------------

OTHER INCOME (EXPENSE):
  Miscellaneous income                                           23,858           500,000             0               523,858
  Interest expense                                               (5,413)           (8,963)            0               (14,376)
                                                       ----------------   ---------------   -----------        --------------
    Total other income                                           18,445           491,037             0               509,482
                                                       ----------------   ---------------   -----------        --------------

NET INCOME (LOSS) BEFORE INCOME TAXES                        (1,115,734)          498,449      (553,794)           (1,171,079)

PROVISION FOR INCOME TAXES                                            0                 0             0                     0
                                                       ----------------   ---------------   -----------        --------------

NET INCOME (LOSS)                                      $     (1,115,734)  $       498,449   $  (553,794)       $   (1,171,079)
                                                       ================   ===============   ===========        ==============

BASIC AND DILUTED LOSS PER COMMON SHARE                $          (0.25)                                       $        (0.24)
                                                       ================                                        ==============

BASIC AND DILUTED WEIGHTED AVERAGE OUTSTANDING
  SHARES                                                      4,472,300                         400,000(D)          4,872,300
                                                       ================                     ============       ==============

                          ACTIVE IQ TECHNOLOGIES, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                 MARCH 31, 2001

(1)      DESCRIPTION OF THE TRANSACTION

On June 6, 2001, Active IQ Technologies, Inc. (Active IQ or the Company) entered into a stock purchase agreement with Red Wing Business Systems, Inc. and the shareholders of Red Wing Business Systems, Inc., whereby Active IQ would purchase 100% of the common stock of Red Wing Business Systems, Inc. (the Transaction). The aggregate consideration Active IQ paid for the common shares of Red Wing Business Systems Inc. was 400,000 shares of common stock of Active IQ and cash of $1,600,000 (Cash Consideration). The Cash Consideration is payable as follows: (a) $400,000 on June 6, 2001 (b) $400,000 six months from June 6, 2001 (c) $400,000 12 months from June 6, 2001 and (d) $400,000 18 months from June 6, 2001.

The following unaudited combined balance sheet as of March 31, 2001 gives effect to the Transaction as if it occurred on March 31, 2001. The unaudited pro forma statements of operations give effect to the Transaction as if it occurred on January 1, 2000.

(2)      DESCRIPTION OF PRO FORMA ADJUSTMENTS

     (A) The carrying value assigned to goodwill and other intangibles is based on the purchase price over the amounts assigned to the identifiable assets acquired and liabilities of Red Wing Business Systems, Inc. The allocation of the purchase price is as follows:

            Cash consideration                           $1,600,000
            Common stock (1)                             $1,778,000
            Add: transaction costs                          100,000
                                                         ----------
                     Total consideration                 $3,478,000
            Less: Net tangible assets acquired             (952,355)
                                                         ----------
            Goodwill and other intangibles               $4,430,355
                                                         ----------


          (1) The 400,000 shares of common stock of Active IQ issued in connection with the Transaction is valued using the average market price of Active IQ common stock for the five days before and five days after the terms of the Transaction were agreed to and announced ($4.445 per share). Therefore, the allocation of the common stock issued of $1,778,000 is $4,000 to common stock for the par value of shares issued and the balance to additional paid-in capital.

          Reflects the elimination of Red Wing Business Systems, Inc. common stock and accumulated deficit in the amount of ($140,924) and $1,093,279, respectively.

     (B) The other accrued expenses adjustment represents the accrued estimated transaction costs to be incurred as a result of the Transaction. The costs are primarily the Company's legal, accounting, printing and similar expenses.

     (C) Reflects goodwill and other intangibles arising from the Transaction amortized on a straight-line basis over two years. Amortization of goodwill and other intangibles of $4,430,355 for the year ended December 31, 2000 and the three months ended March 31, 2001 is $2,212,178 and $553,794, respectively.

     (D) Reflects additional shares issued to Red Wing Business Systems, Inc. shareholders.

         (c)      Exhibits

                  23.1 Consent of Virchow, Krause & Company, LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ACTIVE IQ TECHNOLOGIES, INC.


Date:  August 13, 2001                 By: /s/ Kenneth W. Brimmer
                                          --------------------------------------
                                           Kenneth W. Brimmer
                                           Chairman, Chief Executive Officer
                                           and Chief Financial Officer

                                  EXHIBIT INDEX


23.1     Consent of Virchow, Krause & Company, LLP